UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Self-Indexed Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
PowerShares BulletShares 2018 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2019 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2020 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2021 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2022 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2023 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2024 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2025 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2026 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares BulletShares 2027 Corporate Bond Portfolio	NYSE Arca, Inc.
PowerShares Defensive Equity Portfolio	NYSE Arca, Inc.
PowerShares U.S. Large Cap Optimized Volatility Portfolio	NYSE Arca, Inc.
PowerShares Multi-Factor Large Cap Portfolio	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221046

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value of each series of PowerShares Exchange-Traded Self-Indexed Fund Trust (the “Trust”) listed below (each, a “Fund”) to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on March 30, 2018, which description is incorporated herein by reference.

Each Fund to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares BulletShares 2018 Corporate Bond Portfolio	27-1623310
PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio	27-3851790
PowerShares BulletShares 2019 Corporate Bond Portfolio	27-1623545
PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio	27-3851830
PowerShares BulletShares 2020 Corporate Bond Portfolio	27-1623587
PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio	27-3851859
PowerShares BulletShares 2021 Corporate Bond Portfolio	46-2557389
PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio	47-1289462
PowerShares BulletShares 2022 Corporate Bond Portfolio	46-2568912
PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio	47-1302750
PowerShares BulletShares 2023 Corporate Bond Portfolio	47-1311594
PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio	47-4739478
PowerShares BulletShares 2024 Corporate Bond Portfolio	47-1406936
PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio	81-3436719
PowerShares BulletShares 2025 Corporate Bond Portfolio	47-4730754
PowerShares BulletShares 2026 Corporate Bond Portfolio	81-3432637
PowerShares BulletShares 2027 Corporate Bond Portfolio	82-2307589
PowerShares Defensive Equity Portfolio	20-5960411
PowerShares U.S. Large Cap Optimized Volatility Portfolio	81-2162522
PowerShares Multi-Factor Large Cap Portfolio	82-0983184

ITEM 2.	EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 5, 2018

POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary